UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  October 27, 2011

HARLEYSVILLE GROUP INC.
(Exact name of registrant as specified in charter)

Delaware	0-14697	51-0241172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Maple Avenue, Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 256-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☑Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                  Other Events.

On October 27, 2011, the Board of Directors of Harleysville Group Inc. (the “Company”) determined to postpone the Company’s 2012 Annual Meeting of Stockholders.  Under the Company’s Amended and Restated By-laws (the “By-Laws”), the 2012 Annual Meeting of Stockholders was originally scheduled for April 25, 2012.  The Board of Directors determined to postpone the 2012 Annual Meeting of Stockholders because of the pendency of the transactions contemplated under the Agreement and Plan of Merger dated September 28, 2011, by and among Nationwide Mutual Insurance Company (“Nationwide”),  Nationals Sub, Inc., the Company and Harleysville Mutual Insurance Company (the “Merger Agreement”).

Because of the postponement of the 2012 Annual Meeting of Stockholders, the due dates for the provision of any qualified stockholder proposal under the rules of the Securities and Exchange Commission (November 23, 2011) or qualified stockholder nominations or other proposals under the By-Laws (January 26, 2012) described in the Company’s 2011 Proxy Statement will no longer be applicable.  In the event the Board of Directors determines it advisable to hold the 2012 Annual Meeting of Stockholders, the Company will notify stockholders of the new meeting date and the due date by which any qualified stockholder proposals or stockholder nominations should be submitted.  Any such notice will be provided in accordance with state law, the By-Laws and the requirements of the Securities and Exchange Commission.

Under the Merger Agreement, upon satisfaction of all closing conditions, including approval of the Company Merger (as defined below) by the Company’s stockholders,  Harleysville Mutual Insurance Company will merge with and into Nationwide, with Nationwide continuing as the surviving entity, and, immediately thereafter, Nationals Sub, Inc., a wholly owned subsidiary of Nationwide, will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of  Nationwide (the “Company Merger”).  Pursuant to the Merger Agreement, at the effective time (the “Effective Time”) of the Company Merger, holders of shares of the Company’s common stock, other than the shares held by Harleysville Mutual Insurance Company and the shares for which holders have perfected appraisal rights under applicable Delaware law, will be entitled to receive a cash payment of $60 per share in cash.  Following the Effective Time, all of the common stock of the Company will be owned by Nationwide and will no longer be registered under the Securities Exchange Act of 1934, as amended, or listed on the NASDAQ Global Select Market.

The Company will hold a special meeting of stockholders related to approval of the Company Merger and will provide proxy materials to its stockholders in connection with such special meeting.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transactions between Harleysville and Nationwide.  In connection with the proposed transactions, a proxy statement of the Company and other materials will be filed with the SEC.  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTIONS.  Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company on the SEC’s website at http://www.sec.gov.  Free copies of the Company’s SEC filings are also available from Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, Attention: Mark R. Cummins, Executive Vice President, Chief Investment Officer & Treasurer.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, employees and Harleysville Mutual Insurance Company may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transactions.  Information regarding the executive officers and directors of the Company is set forth in its definitive proxy statement for its 2011 annual meeting filed with the SEC on March 23, 2011.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transactions.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE GROUP INC.
Date: November 10, 2011	By:	/s/ Robert A. Kauffman
Robert A. Kauffman
Senior Vice President, Secretary, General Counsel & Chief Compliance Officer